UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8 -A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              TRUST LICENSING, INC.
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                          06-1238435
------------------------------------------------------------------------------
(State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation)

     950 South Pine Island Road, Suite A150-1094, Plantation, Florida 33324
---------------------------------------------------------------------------
       (Address of Principal Executive Offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered

Common Stock

If this form relates to the registratino of a calss of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant ot General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a calss of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
 _______(if applicable.)

Securties to be registered pursuant to Section 12(g) of the Act:

-----------------------------------------------------------------------------
                                (Title of class)

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TRUST LICENSING, INC.
                           (Registrant)

                           By: /s/ Jeffrey W. Sass, President



DATED:            October 22, 2004